1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co. Provides
Update on Davy Jones No. 1 Completion and
Updates Exploration and Development Activities

NEW ORLEANS, LA, March 26, 2012 – McMoRan Exploration Co. (NYSE: MMR) today updated its ultra-deep exploration and development activities in the shallow waters of the Gulf of Mexico (GOM) Shelf and onshore in the Gulf Coast area, including ongoing completion operations at Davy Jones No. 1, new logging results from Lafitte and in progress operations at Blackbeard West No. 2 and Lineham Creek.

McMoRan announced today that completion efforts to flow test the Davy Jones No. 1 well on South Marsh Island Block 230 are ongoing.  During initial attempts to perforate and flow test the Wilcox "F" sand, the hydraulic perforating equipment malfunctioned.  In order to expedite the test, McMoRan elected to move up the hole to test another zone using electric-line perforating equipment while future operations and plans for the "F" sand are evaluated.  Initial testing of Wilcox "D" sand, which began on March 24, 2012, saw positive pressure response and McMoRan plans to add perforations in the Wilcox “C” sand to comingle the zones.  Results from the flow test will be reported as further progress is achieved.

As previously reported, McMoRan has drilled two successful sub-salt wells in the Davy Jones field.  The Davy Jones No. 1 well logged 200 net feet of pay in multiple Wilcox sands, which were all full to base.  The Davy Jones offset appraisal well (Davy Jones No. 2), which is located two and a half miles southwest of Davy Jones No. 1, confirmed 120 net feet of pay in multiple Wilcox sands, indicating continuity across the major structural features of the Davy Jones prospect, and also encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections.  McMoRan expects to commence the completion of the No. 2 well in the second half of 2012.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres).  McMoRan is the operator and holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones.  Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), JX Nippon Oil Exploration (Gulf) Limited (12%) and Moncrief Offshore LLC (8.8%).

The Lafitte ultra-deep exploration well, which is located on Eugene Island Block 223 in 140 feet of water, commenced drilling on October 3, 2010 and has been drilled to a total depth of 34,162 feet.  In March 2012, McMoRan logged two potential new hydrocarbon bearing zones in the Upper Eocene section of the Lafitte well with an aggregate thickness of approximately 65 net feet.  These new Upper Eocene sands correlate to the Jackson and Yegua sections located Onshore Louisiana and are older than the Oligocene Vicksburg interval seen in the Blackbeard East well.  These are the first hydrocarbon bearing Upper Eocene sands encountered either on the GOM Shelf or in the deepwater offshore Louisiana.  In addition to the new Upper Eocene sands, recent results also indicated that the well encountered 300 feet of fractured limestone in the Sparta interval which has indications of being hydrocarbon bearing. This interval is equivalent to the Sparta interval seen at Blackbeard East and will require further evaluation and testing.  These results enhance the potential of McMoRan’s other acreage in the Lafitte strategic area, including McMoRan’s Barataria and Captain Blood ultra-deep prospects. Barataria (10,000 gross acres) is located west southwest of Lafitte and Captain Blood (10,000 gross acres) is located immediately south of Lafitte.

These new Upper Eocene sands and Sparta limestones are in addition to the total possible productive net 211 feet of sands previously reported in the Lower Miocene including the Cris R and Oligocene (Frio) in the Lafitte well.  Flow testing will be required to confirm the potential hydrocarbons and flow rates from these formations.  The well will be temporarily abandoned while development options and potential delineation locations are evaluated.  McMoRan holds a 72.0 percent working interest and a 58.3 percent net revenue interest in Lafitte.  Other working interest owners in Lafitte include EXXI (18.0%) and Moncrief Offshore LLC (10.0%).

The Blackbeard West No. 2 ultra-deep exploration well commenced drilling on November 25, 2011 and has been drilled to 18,200 feet.  The well, which is located on Ship Shoal Block 188 within the Blackbeard West unit, is targeting Miocene aged sands seen below the salt weld approximately 13 miles east at Blackbeard East and has a proposed total depth of 26,000 feet.  McMoRan holds a 69.4 percent working interest and a 53.1 percent net revenue interest in Ship Shoal Block 188.  Other working interest owners include EXXI (22.9%) and Moncrief Offshore LLC (7.7%).

The Lineham Creek exploration prospect, which is located onshore in Cameron Parish, Louisiana commenced operations on December 31, 2011.  The well, which is targeting Eocene and Paleocene objectives below the salt weld, is currently drilling below 10,400 feet towards a proposed total depth of 29,000 feet.  Chevron U.S.A Inc., as operator of the well, holds a 50 percent working interest.  McMoRan is participating for a 36.0 percent working interest.  Other working interest owners include EXXI (9.0%) and W. A. “Tex” Moncrief Jr. (5.0%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities and costs, capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, anticipated and potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

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